                                                                    EXHIBIT 99.2

(NOBLE ENERGY LOGO)                        NEWS RELEASE
100 GLENBOROUGH DRIVE                      CONTACT: Greg Panagos: 281-872-3125
SUITE 100                                  Investor_Relations@nobleenergyinc.com
HOUSTON, TX 77067


                      NOBLE ENERGY ANNOUNCES FULL YEAR AND
                           FOURTH QUARTER 2003 RESULTS
             Cash Flow Reached Record High of $639 Million For 2003


HOUSTON (February 3, 2004) -- Noble Energy, Inc. (NYSE: NBL) today reported full year and fourth quarter 2003 results. For the full year 2003, net income was $78.0 million, or $1.37 per share. Discretionary cash flow (see Determination of Discretionary Cash Flow and Reconciliation schedule) for the year was a record $638.9 million. For the fourth quarter 2003, the company reported a net loss of $21.1 million, or 37 cents per share, and discretionary cash flow was $171.5 million.

Full year and fourth quarter 2003 income from continuing operations included a pretax, non-cash charge for asset impairments of $31.9 million ($20.8 million after tax), primarily related to a reserve revision on the East Cameron 338 field in the Gulf of Mexico after recompletion and remediation activities produced less-than-expected results. An analysis of the performance response of the field resulted in a reduction in proved reserves of 2.2 million barrels of oil equivalent. The impairment should result in substantially lower depletion costs in 2004.

As previously announced on December 17, 2003, full year and fourth quarter continuing operations also included a pretax, non-cash exploration charge of $20.2 million ($5.9 million after tax) to write off the company's investment in Vietnam. Noble Energy realized a $14.3 million current tax benefit as a result of the Vietnam write-off.

Discontinued operations reported a net loss of $20.9 million for the quarter, or 37 cents per share. Net income from discontinued operations included a pretax, non-cash charge of $45.8 million ($29.8 million after tax) for losses on the disposition of assets and to write down assets held for sale to their estimated fair value, which were also announced on December 17, 2003. For the year, discontinued operations reported a loss of $6.1 million, or 11 cents per share, including a pretax, non-cash charge of $59.2 million ($38.5 million after tax) for losses on the disposition of assets and to write down assets held for sale to their estimated fair value.

Excluding the effects of special charges, which include the asset impairments, the Vietnam write-off, the loss on asset sales and the write down of assets held for sale, Noble Energy's net income for the fourth quarter 2003 would have been $35.4 million, or 62 cents per share. Adding back these special charges and the cumulative effect of change in accounting principle ($5.8 million after tax) to full year 2003 results, net income would have been $149.0 million, or $2.62 per share. (See Determination of Non-GAAP Measures, Table 1.)

Charles Davidson, Noble Energy's Chairman, President and CEO, said, "This past year was strong with record cash flow, and we made substantial progress in 2003 toward completing the transformation of our company. Our international business is now poised to contribute significantly for years to come. Our projects in China, Ecuador and Israel are now complete. In Equatorial Guinea, Phase 2A production is ramping up and Phase 2B is scheduled for completion by year-end, so our international capital commitments are declining rapidly while free cash flow will be increasing. Our domestic operations have fully implemented disciplined business processes that have stabilized production. As a result, Noble Energy has the financial and operational flexibility to take advantage of new opportunities to create value."

FULL YEAR 2003

Excluding special charges and the cumulative effect of change in accounting principle, full year 2003 net income was $149.0 million, or $2.62 per share, compared to net income of $17.7 million, or 31 cents per share, for the same period last year. Discretionary cash flow for 2003 was $638.9 million compared to last year's $476.8 million.

The year-on-year increase in net income and discretionary cash flow resulted primarily from higher production volumes and realized commodity prices. The increase in realized prices that had the greatest impact on earnings and cash flow was in natural gas, which increased 43 percent year-on-year to $4.13 per thousand cubic feet (Mcf) from $2.89 per Mcf last year. The company's average realized liquids price increased 14 percent to $27.72 per barrel (Bbl) compared to $24.22 per Bbl last year. Compared to 2002, realized methanol and power prices increased by 51 percent and 13 percent, respectively.

Reported production from continuing operations for the year increased seven percent to 92,116 barrels of oil equivalent per day (Boepd) from 85,949 Boepd. International volumes increased 6,650 Boepd, or 26 percent, compared to last year, primarily because of increased production in Equatorial Guinea and a full year of operations at Noble Energy's power plant in Ecuador. Domestic volumes were virtually unchanged compared to last year. Excluding the impact of property sales and discontinued operations, overall production increased four percent compared to the prior year.

Exploration expense totaled $148.8 million, including the non-cash charge to write off the company's investment in Vietnam. Excluding the Vietnam write-off, exploration expense declined 15 percent compared to $150.7 million last year. (See Determination of Non-GAAP measures, Table 5.)

Selling, general and administrative expense for the year was $52.5 million compared to $47.7 million in 2002. The ten percent increase in selling, general and administrative expense primarily reflects increased corporate governance costs, professional fees and other costs related to Sarbanes-Oxley compliance, along with increased salary and legal costs.

Oil and gas operating expense for 2003 was $145.8 million compared to $105.4 million last year. The increase in oil and gas operating expense was due to several factors, including new operations in China, increased production and the start-up of Phase 2A in Equatorial Guinea, new production in the Gulf of Mexico and higher production taxes. Including discontinued operations, oil and gas operating expense increased 30 percent compared to 2002.

Depreciation, depletion and amortization for 2003 totaled $288.7 million compared to $236.9 million last year. The increase was primarily due to higher domestic depreciation, depletion and amortization rates. Including discontinued operations, depreciation, depletion and amortization increased 11 percent over last year.

FOURTH QUARTER 2003

Fourth quarter 2003 net income excluding special charges was $35.4 million, or 62 cents per share, double fourth quarter 2002 net income of $16.8 million, or 29 cents per share. Discretionary cash flow for the fourth quarter 2003 was $171.5 million compared to $149.3 million last year.

Noble Energy benefited from higher realized prices for liquids and natural gas during the quarter, which increased ten percent and 12 percent, respectively, compared to the fourth quarter of 2002. The company's average realized liquids price was $28.22 per Bbl compared to $25.77 per Bbl during the fourth quarter of 2002. The company's average realized natural gas price was $3.96 per Mcf compared to $3.55 per Mcf last year. Higher realized methanol and power prices also contributed to improved operating results compared to the fourth quarter 2002, increasing seven percent and nine percent, respectively.

Reported fourth quarter 2003 production, net of adjustments for discontinued operations, increased over six percent to 95,070 Boepd compared to third quarter 2003 production of 89,287 Boepd. Reported domestic production increased due to the start-up of new production in the deepwater Gulf of Mexico.

International volumes increased because of increased production in Equatorial Guinea, the North Sea and Ecuador.

Reported fourth quarter 2003 production volumes increased 11 percent from 85,608 Boepd for the same period last year. The increase in volumes was primarily attributable to the start-up of new projects in the deepwater Gulf of Mexico and operations in China.

                    DOMESTIC OPERATIONS - FOURTH QUARTER 2003

Domestic operations reported a pretax operating loss for the fourth quarter of $41.7 million compared to operating income of $31.6 million for the fourth quarter last year. Excluding non-cash charges for asset impairments, losses on asset sale and the write down to market value, fourth quarter 2003 domestic operating income would have been $36.1 million. (See Determination of Non-GAAP Measures, Table 2.)

Domestic operations benefited from higher realized prices for liquids and natural gas during the quarter, which increased 11 percent and eight percent, respectively, compared to the fourth quarter of 2002. The average domestic realized liquids price was $27.08 per Bbl compared to $24.45 per Bbl during the fourth quarter of 2002. The average domestic realized natural gas price was $4.44 per Mcf compared to $4.12 per Mcf last year.

During 2003, Noble Energy participated in 100 gross domestic exploration and development wells, of which 64 were successful.

                 INTERNATIONAL OPERATIONS - FOURTH QUARTER 2003

International operations reported operating income for the fourth quarter of $26.1 million compared to $23.6 million in the fourth quarter last year. Fourth quarter 2003 results reflected a 15 percent year-on-year increase in production volumes, higher realized commodity prices and operating income from China, partially offset by the pretax, non-cash charge to write off the company's investment in Vietnam.

Excluding the Vietnam write-off, fourth quarter 2003 international operating income would have increased 96 percent to $46.3 million. (See Determination of Non-GAAP Measures, Table 3.)

International operations benefited from higher realized prices for liquids and natural gas during the quarter, which increased nine percent and 31 percent, respectively, compared to the fourth quarter of 2002. The average international realized liquids price was $29.24 per Bbl compared to $26.81 per Bbl during the fourth quarter of 2002. The average international realized natural gas price was $1.51 per Mcf compared to $1.15 per Mcf during the fourth quarter of 2002.

During 2003, Noble Energy participated in 64 gross international exploration and development wells, of which 58 were successful.

Equatorial Guinea

Total operating income in Equatorial Guinea, which includes results from field operations and methanol, for the fourth quarter of 2003 increased 36 percent to $22.5 million compared to $16.5 million last year.

Liquid petroleum gas (LPG), natural gas and condensate sales accounted for $15.0 million, or 67 percent, of operating income from Equatorial Guinea. Fourth quarter 2003 production volumes averaged 13,266 Boepd compared to 12,946 Boepd last year. The increase in production was due to the start-up of the Phase 2A expansion project, which began producing in November 2003. The average realized price for liquids during the fourth quarter was $29.00 per Bbl compared to $25.63 per

Bbl for the same period last year. Natural gas was sold to the Atlantic Methanol Production Company (AMPCO) at a price of 25 cents per Mcf.

AMPCO, an unconsolidated subsidiary in which the company owns a 45 percent interest, produced $7.4 million of operating income, net to Noble Energy's interest, during the fourth quarter 2003. AMPCO results are reported as income from unconsolidated subsidiaries. Fourth quarter realized methanol prices were 60 cents per gallon (Gal) compared to 56 cents per Gal last year. The company's share of AMPCO methanol sales volumes was 29.3 million Gal, flat with last year's 29.0 million Gal.

North Sea

In the North Sea, operating income for the fourth quarter of 2003 increased 67 percent to $15.6 million from $9.3 million last year. The quarter-on-quarter improvement reflects higher crude oil and natural gas prices and lower overall operating costs.

Other International

Other international, which includes operating results from Argentina, China, Ecuador, Israel and Vietnam, recorded a fourth quarter 2003 operating loss of $12.0 million compared to an operating loss of $2.2 million for fourth quarter last year. The larger operating loss resulted from the write-off of Noble Energy's investment in Vietnam, partially offset by operations in Ecuador and China.

Other international operating income for the fourth quarter 2003, excluding the Vietnam write-off, would have been $8.3 million. (See Determination of Non-GAAP Measures, Table 4.)

Noble Energy's Machala power plant contributed $2.3 million of operating income during the fourth quarter 2003 compared to $1.5 million for the same period last year. For the quarter, 232,348 megawatts (MW) were produced at an average sales price of 7.2 cents per kilowatt hour (Kwh). For the fourth quarter 2003, Noble Energy produced 26.3 million cubic feet per day of natural gas from the Amistad field at an average price of $3.49 per Mcf.

In south Bohai Bay offshore China, production commenced from the Cheng Dao Xi
(CDX) field in January 2003. Fourth quarter operating income was $4.0 million. Production averaged 3,158 barrels of oil per day for the fourth quarter. Noble energy has a 57 percent working interest in CDX.


Noble Energy is one of the nation's leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea and the North Sea. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.


This news release may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's business that are detailed in its Securities and Exchange Commission filings.

                                      -xxx-

PR 255                                                                  02/03/04

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
                         CONSOLIDATED SUMMARY OF RESULTS
                  (Unaudited) (In thousands, except per share)

                                                             Three Months Ended          Twelve Months Ended
                                                          ------------------------    ------------------------
                                                          12/31/2003    12/31/2002    12/31/2003    12/31/2002
                                                          ----------    ----------    ----------    ----------

REVENUES
Oil and Gas Sales and Royalties                           $  214,869    $  171,420    $  839,144    $  609,026
Gathering, Marketing and Processing                           13,501        16,920        68,158        64,517
Electricity Sales                                             16,661        14,326        58,022        18,257
Income From Unconsol. Subs                                     7,436         8,254        40,626         9,532
Other Income (Loss)                                           (8,026)          274       (15,573)        1,246
                                                          ----------    ----------    ----------    ----------
                                                             244,441       211,194       990,377       702,578
                                                          ----------    ----------    ----------    ----------

COST AND EXPENSES
Oil and Gas Operations                                        36,465        26,875       145,836       105,358
Transportation                                                 4,109         3,214        14,679        16,441
Oil and Gas Exploration                                       53,259        43,435       148,818       150,701
Gathering, Marketing and Processing                           10,424        13,831        59,114        53,982
Electricity Generation                                        14,407        12,829        50,846        15,946
Depreciation, Depletion and Amortization                      74,401        56,561       288,734       236,881
Impairment of Operating Assets                                31,937                      31,937
Selling, General and Administrative                           11,397         9,423        52,466        47,664
Accretion of Asset Retirement Obligation                       2,316                       9,331
Interest Expense                                              14,748        16,948        61,111        64,040
Interest Capitalized                                          (4,556)       (2,599)      (14,134)      (16,331)
                                                          ----------    ----------    ----------    ----------
                                                             248,907       180,517       848,738       674,682
                                                          ----------    ----------    ----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                             (4,466)       30,677       141,639        27,896

INCOME TAX PROVISION (BENEFIT)
Current                                                       (3,098)        3,876        42,975         2,479
Deferred                                                      (1,172)       14,539         8,772        17,322
                                                          ----------    ----------    ----------    ----------
                                                              (4,270)       18,415        51,747        19,801
                                                          ----------    ----------    ----------    ----------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS
  AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                     (196)       12,262        89,892         8,095

DISCONTINUED OPERATIONS (NET OF TAX)                         (20,854)        4,559        (6,061)        9,557

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                                                   (5,839)
                                                          ----------    ----------    ----------    ----------

NET INCOME (LOSS)                                         $  (21,050)   $   16,821    $   77,992    $   17,652
                                                          ==========    ==========    ==========    ==========

INCOME (LOSS) PER SHARE BEFORE DISCONTINUED
  OPERATIONS AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                                 $     0.00    $     0.21    $     1.58    $     0.14

INCOME (LOSS) PER SHARE FROM DISCONTINUED
  OPERATIONS                                              $    (0.37)   $     0.08    $    (0.11)   $     0.17

LOSS PER SHARE FROM CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                            $    (0.10)
                                                          ----------    ----------    ----------    ----------

NET INCOME (LOSS) PER SHARE                               $    (0.37)   $     0.29    $     1.37    $     0.31
                                                          ==========    ==========    ==========    ==========

AVERAGE SHARES OUTSTANDING                                    56,816        57,306        56,964        57,196

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
           DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
                           (Unaudited) (In thousands)

                                                              Three Months Ended           Twelve Months Ended
                                                          --------------------------    --------------------------
                                                          12/31/2003      12/31/2002    12/31/2003      12/31/2002
                                                          ----------      ----------    ----------      ----------
Net Income (Loss)                                         $  (21,050)     $   16,821    $   77,992      $   17,652
Depreciation, Depletion and
   Amortization (DD&A)                                        74,401          56,561       288,734         236,881
Power Project DD&A                                             7,937           6,892        27,116           8,459
Oil and Gas Exploration                                       53,259          43,435       148,818         150,701
Interest Capitalized                                          (4,556)         (2,599)      (14,134)        (16,331)
Undistributed Earnings From Unconsol. Subs                    (7,436)         (8,254)      (40,626)         (9,532)
Distribution From Unconsol. Subs                               8,550          12,334        46,125          23,196
DD&A - Discontinued Operations                                     1           9,537        28,762          48,405
Non-cash Loss on Asset Disposition                            45,835                        59,171
Impairment of Operating Assets                                31,937                        31,937
Change in Accounting Principle, net of tax                                                   5,839
Allowance for Doubtful Accounts                                 (250)                        4,686
Deferred Income Tax Provision (Benefit)                      (19,414)[1]      14,539       (34,855)[2]      17,322
Accretion of Asset Retirement Obligation                       2,316                         9,331
                                                          ----------      ----------    ----------      ----------

DISCRETIONARY CASH FLOW [3]                               $  171,530      $  149,266    $  638,896      $  476,753

Adjustments to Reconcile:
   Working Capital                                        $  (25,637)     $   59,695    $  (26,135)     $   58,863
   Cash Exploration Costs                                    (20,697)        (18,421)      (51,801)        (48,051)
   Capitalized Interest                                        4,556           2,599        14,134          16,331
   Return of Capital - Unconsolidated Subs                                                                  (5,500)
   Deferred Tax, Misc. Credits and Other                     (21,572)          6,009         2,893           5,895
                                                          ----------      ----------    ----------      ----------

Net Cash Provided by Operating Activities                 $  108,180      $  199,148    $  577,987      $  504,291
                                                          ==========      ==========    ==========      ==========

[1] Includes deferred income tax benefit from continuing operations of $1.2 million and discontinued operations of $18.2 million.

[2] Includes deferred income tax provision from continuing operations of $8.8 million, and deferred income tax benefit from discontinued operations and the cumulative effect of change in accounting principle of $40.5 million and $3.2 million, respectively.

[3] The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company's overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company's ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

--------------------------------------------------------------------------------

                      CONSOLIDATED CONDENSED BALANCE SHEET
                           (Unaudited) (In thousands)


                                                         ------------    ------------
                                                          12/31/2003      12/31/2002
                                                         ------------    ------------

ASSETS
   Current Assets                                        $    537,597    $    310,374
                                                         ------------    ------------
   Property, Plant and Equipment                            3,924,987       4,334,015
   Less: Accumulated Depreciation                          (1,825,246)     (2,194,230)
                                                         ------------    ------------
                                                            2,099,741       2,139,785
   Investment In Unconsol. Subs                               227,669         234,668
   Other                                                       34,517          45,188
                                                         ------------    ------------

                                                         $  2,899,524    $  2,730,015
                                                         ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities                                   $    711,667    $    471,754
   Long-term Debt                                             776,021         977,116
   Deferred Income Taxes,
       Other Deferred Credits and
       Noncurrent Liabilities                                 337,227         271,759
   Shareholders' Equity                                     1,074,609       1,009,386
                                                         ------------    ------------

                                                         $  2,899,524    $  2,730,015
                                                         ============    ============

                               NOBLE ENERGY, INC.
                           INCOME BEFORE INCOME TAXES
                       (Unaudited) (Dollars in thousands)
--------------------------------------------------------------------------------

                           THREE MONTHS ENDED 12/31/03

                                                                                       EQUATORIAL        OTHER          CORPORATE
                                        CONSOLIDATED      DOMESTIC       NORTH SEA       GUINEA     INTERNATIONAL [1]  AND OTHER [2]
                                        ------------    -----------     -----------    -----------  -----------------  -------------
REVENUES
       Oil Sales                        $   105,311     $    47,743     $    21,625    $    20,172     $    15,771
       Gas Sales [3]                        109,558         102,759           5,981            787              31
       Gathering, Marketing and
            Processing Revenue               13,501                                                                         13,501
       Electricity Sales                     16,661                                                         16,661
       Income from Unconsolidated
           Subsidiaries                       7,436                                          7,436
       Other                                 (8,026)         (8,554)          1,399                            293          (1,164)
                                        -----------     -----------     -----------    -----------     -----------     -----------
         Total Revenues                     244,441         141,948          29,005         28,395          32,756          12,337

COSTS AND EXPENSES
       Oil and Gas Operations                36,465          24,214           2,532          4,354           4,308           1,057
       Transportation                         4,109                           2,604                         1,505
       Oil and Gas Exploration               53,259          30,191           2,287             83          20,282             416
       Gathering, Marketing and
            Processing Expense               10,424                                                                         10,424
       Electricity Generation                14,407                                                         14,407
       DD&A                                  74,401          61,753           5,991          1,223           4,456             978
       Impairment of Operating Assets        31,937          31,937
       SG&A                                  11,397           3,425                            264           (251)          7,959
       Interest Expense (net)                12,508                                                                         12,508
                                        -----------     -----------     -----------    -----------     -----------     -----------
         Total Costs and Expenses           248,907         151,520          13,414          5,924          44,707          33,342

OPERATING INCOME (LOSS)                 $    (4,466)    $    (9,572)    $    15,591    $    22,471     $   (11,951)    $   (21,005)

       Discontinued Operations              (32,083)        (32,083)
                                        -----------     -----------     -----------    -----------     -----------     -----------

OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS              $   (36,549)    $   (41,655)    $    15,591    $    22,471     $   (11,951)    $   (21,005)
                                        ===========     ===========     ===========    ===========     ===========     ===========

       KEY STATISTICS
           DAILY PRODUCTION
                 Liquids (Bbl)               40,567          19,167           7,928          7,560           5,912
                 Natural Gas (Mcf)          327,015         251,602          13,992         34,236          27,185

           AVERAGE REALIZED PRICE
                 Liquids                $     28.22     $     27.08     $     29.65    $     29.00     $     29.00
                 Natural Gas            $      3.96     $      4.44     $      4.65    $      0.25     $      0.39

--------------------------------------------------------------------------------

                           THREE MONTHS ENDED 12/31/02

                                                                                       EQUATORIAL        OTHER          CORPORATE
                                        CONSOLIDATED     DOMESTIC        NORTH SEA        GUINEA    INTERNATIONAL [1]  AND OTHER [2]
                                        ------------    -----------     -----------    -----------  -----------------  -------------

REVENUES
       Oil Sales                        $    66,420     $    27,582     $    19,532    $    14,291     $     4,954     $        61
       Gas Sales                            105,000          99,721           5,244            908              35            (908)
       Gathering, Marketing and
            Processing Revenue               16,920                                                                         16,920
       Electricity Sales                     14,326                                                         14,326
       Income from Unconsolidated
          Subsidiaries                        8,254                                          8,254
       Other                                    274             511             565                         (1,055)            253
                                        -----------     -----------     -----------    -----------     -----------     -----------
         Total Revenues                     211,194         127,814          25,341         23,453          18,260          16,326

COSTS AND EXPENSES
       Oil and Gas Operations                26,875          19,167           3,117          2,876           1,168             547
       Transportation                         3,214                           2,452                            762
       Oil and Gas Exploration               43,435          36,755           1,742          1,339           3,673             (74)
       Gathering, Marketing and
            Processing Expense               13,831                                                                         13,831
       Electricity Generation                12,829                                                         12,829
       DD&A                                  56,561          44,149           8,452          1,997           1,609             354
       SG&A                                   9,423           3,191             253            752             410           4,817
       Interest Expense (net)                14,349                                                                         14,349
                                        -----------     -----------     -----------    -----------     -----------     -----------
         Total Costs and Expenses           180,517         103,262          16,016          6,964          20,451          33,824

OPERATING INCOME (LOSS)                 $    30,677     $    24,552     $     9,325    $    16,489     $    (2,191)    $   (17,498)

       Discontinued Operations                7,014           7,014
                                        -----------     -----------     -----------    -----------     -----------     -----------

OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS              $    37,691     $    31,566     $     9,325    $    16,489     $    (2,191)    $   (17,498)
                                        ===========     ===========     ===========    ===========     ===========     ===========

       KEY STATISTICS
           DAILY PRODUCTION
                 Liquids (Bbl)               27,984          12,262           7,567          6,060           2,095
                 Natural Gas (Mcf)          345,746         262,956          16,096         41,314          25,380 [3]

           AVERAGE REALIZED PRICE
                 Liquids                $     25.77     $     24.45     $     28.06    $     25.63     $     25.70
                 Natural Gas            $      3.55     $      4.12     $      3.54    $      0.24     $      0.31

                               NOBLE ENERGY, INC.
                           INCOME BEFORE INCOME TAXES
                       (Unaudited) (Dollars in thousands)
--------------------------------------------------------------------------------



                          TWELVE MONTHS ENDED 12/31/03

                                                                                      EQUATORIAL        OTHER          CORPORATE
                                          CONSOLIDATED    DOMESTIC       NORTH SEA       GUINEA    INTERNATIONAL[1]   AND OTHER[2]
                                          ------------    ---------      ---------    ----------   ----------------   ------------
REVENUES
        Oil Sales                          $ 364,382      $ 153,891      $  81,019     $  65,016      $  64,456
        Gas Sales[3]                         474,762        451,476         19,539         3,628            119
        Gathering, Marketing and
             Processing Revenue               68,158                                                                      68,158
        Electricity Sales                     58,022                                                     58,022
        Income from Unconsolidated
            Subsidiaries                      40,626                                      40,626
        Other                                (15,573)       (19,690)         1,105                         (689)           3,701
                                           ---------      ---------      ---------     ---------      ---------        ---------
          Total Revenues                     990,377        585,677        101,663       109,270        121,908           71,859

COSTS AND EXPENSES
        Oil and Gas Operations               145,836         96,260         10,662        16,319         18,630            3,965
        Transportation                        14,679                         9,024                        5,655
        Oil and Gas Exploration              148,818         94,691         10,503           134         41,699            1,791
        Gathering, Marketing and
             Processing Expense               59,114                                                                      59,114
        Electricity Generation                50,846                                                     50,846
        DD&A                                 288,734        233,432         28,219         6,115         18,244            2,724
        Impairment of Operating Assets        31,937         31,937
        SG&A                                  52,466         15,884                          603          1,872           34,107
        Interest Expense (net)                56,308                                                                      56,308
                                           ---------      ---------      ---------     ---------      ---------        ---------
          Total Costs and Expenses           848,738        472,204         58,408        23,171        136,946          158,009

OPERATING INCOME (LOSS)                    $ 141,639      $ 113,473      $  43,255     $  86,099      $ (15,038)       $ (86,150)
        Discontinued Operations               (9,325)        (9,325)
        Cumulative Effect of SFAS 143         (8,983)        (8,983)
                                           ---------      ---------      ---------     ---------      ---------        ---------
OPERATING INCOME AFTER
    DISCONTINUED OPERATIONS
    AND CUMULATIVE EFFECT                  $ 123,331      $  95,165      $  43,255     $  86,099      $ (15,038)       $ (86,150)
                                           =========      =========      =========     =========      =========        =========
        KEY STATISTICS
            DAILY PRODUCTION
                  Liquids (Bbl)               36,014         16,084          7,412         6,377          6,141
                  Natural Gas (Mcf)          336,611        260,560         13,861        39,906         22,284

            AVERAGE REALIZED PRICE
                  Liquids                  $   27.72      $   26.21      $   29.95     $   27.93      $   28.75
                  Natural Gas              $    4.13      $    4.75      $    3.86     $    0.25      $    0.41


--------------------------------------------------------------------------------


                          TWELVE MONTHS ENDED 12/31/02

                                                                                 EQUATORIAL      OTHER            CORPORATE
                                      CONSOLIDATED    DOMESTIC      NORTH SEA      GUINEA    INTERNATIONAL[1]   AND OTHER[2]
                                      ------------    ---------     ---------    ----------  ----------------   ------------
REVENUES
        Oil Sales                       $ 257,435     $ 112,010     $  72,041     $  45,830      $  27,377      $     177
        Gas Sales                         351,591       331,935        19,497         3,052            160         (3,053)
        Gathering, Marketing and
             Processing Revenue            64,517                                                                  64,517
        Electricity Sales                  18,257                                                   18,257
        Income from Unconsolidated
           Subsidiaries                     9,532                                     9,532
        Other                               1,246           100           389                       (1,254)         2,011
                                        ---------     ---------     ---------     ---------      ---------      ---------
          Total Revenues                  702,578       444,045        91,927        58,414         44,540         63,652

COSTS AND EXPENSES
        Oil and Gas Operations            105,358        82,381        10,812         9,848          5,191         (2,874)
        Transportation                     16,441                       9,618                        6,823
        Oil and Gas Exploration           150,701       120,695         5,210         1,341         23,454              1
        Gathering, Marketing and
             Processing Expense            53,982                                                                  53,982
        Electricity Generation             15,946                                                   15,946
        DD&A                              236,881       192,708        28,279         5,849          8,962          1,083
        SG&A                               47,664        27,768           630         2,045          1,100         16,121
        Interest Expense (net)             47,709                                                                  47,709
                                        ---------     ---------     ---------     ---------      ---------      ---------
          Total Costs and Expenses        674,682       423,552        54,549        19,083         61,476        116,022

OPERATING INCOME (LOSS)                 $  27,896     $  20,493     $  37,378     $  39,331      $ (16,936)     $ (52,370)
        Discontinued Operations            14,703        14,703
                                        ---------     ---------     ---------     ---------      ---------      ---------

OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS              $  42,599     $  35,196     $  37,378     $  39,331      $ (16,936)     $ (52,370)
                                        =========     =========     =========     =========      =========      =========

        KEY STATISTICS
            DAILY PRODUCTION
                  Liquids (Bbl)            29,114        13,187         7,847         5,259          2,821
                  Natural Gas (Mcf)       341,008       280,836        16,991        34,382          8,799 [3]

            AVERAGE REALIZED PRICE
                  Liquids               $   24.22     $   23.29     $   25.15     $   23.88      $   26.58
                  Natural Gas           $    2.89     $    3.24     $    3.14     $    0.25      $    0.38

                            AMPCO METHANOL OPERATIONS
                       (Unaudited) (Dollars in thousands)


                                          Three Months Ended            Twelve Months Ended
                                        ------------------------     ------------------------
                                        12/31/2003    12/31/2002     12/31/2003    12/31/2002
                                        ----------    ----------     ----------    ----------
REVENUES
         Methanol Sales                  $  17,601     $  16,304     $  79,670     $  45,604
         Sales of Purchased Methanol            --           391         3,825         5,122
         Other                               2,443         1,555         8,564         3,589
                                         ---------     ---------     ---------     ---------
           Total Revenues                   20,044        18,250        92,059        54,315

COSTS AND EXPENSES
         Cost of Goods Manufactured          9,729         6,814        35,755        26,457
         Cost of Purchased Methanol             --           334         4,157         6,891
         DD&A                                2,330         2,357         9,420         9,707
         SG&A                                  549           491         2,101         1,728
                                         ---------     ---------     ---------     ---------
           Total Costs and Expenses         12,608         9,996        51,433        44,783

INCOME/(LOSS) FROM UNCONS. SUBS          $   7,436     $   8,254     $  40,626     $   9,532
                                         =========     =========     =========     =========

     Methanol Sales (MGal)                  29,269        28,970       122,015       105,126
     Average Realized Price ($/Gal)      $    0.60     $    0.56     $    0.65     $    0.43


================================================================================

                            ECUADOR POWER OPERATIONS
                       (Unaudited) (Dollars in thousands)


                                              Three Months Ended         Twelve Months Ended
                                           ------------------------    ------------------------
                                           12/31/2003    12/31/2002    12/31/2003    12/31/2002
                                           ----------    ----------    ----------    ----------
REVENUES
         Power Sales                        $  14,579     $  12,166     $  50,378     $  16,097
         Capacity Charge                        2,082         2,160         7,644         2,160
                                            ---------     ---------     ---------     ---------
           Total Revenues                      16,661        14,326        58,022        18,257

COSTS AND EXPENSES
     Field
         Lease Operating                          743           967         2,903         1,451
         DD&A                                   6,882         6,203        23,200         7,307
         SG&A                                     722           480         2,859           998
     Plant
         Fuel                                   4,012         3,699        14,367         4,085
         Non-Fuel                                 993           791         3,600           953
         Depreciation                           1,055           689         3,917         1,152
                                            ---------     ---------     ---------     ---------
           Total Costs and Expenses            14,407        12,829        50,846        15,946
                                            ---------     ---------     ---------     ---------

OPERATING INCOME (LOSS)                     $   2,254     $   1,497     $   7,176     $   2,311
                                            =========     =========     =========     =========

     Natural Gas Production (Mcfpd) [3]        26,317        24,133        21,485         7,638
     Average Natural Gas Price              $    3.49     $    3.08     $    3.86     $    3.15

     Power Production - Total MW              232,348       217,037       751,689       269,229
     Average Power Price ($/Kwh)            $   0.072     $   0.066     $   0.077     $   0.068

--------------------------------------------------------------------------------

[1] Other international includes operations in Argentina, China, Ecuador, Israel and Vietnam.

[2] Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3] Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
                         DISCONTINUED OPERATIONS SUMMARY
                  (Unaudited) (In thousands, except per share)



                                                                                       Three Months Ended
                                                  Year to Date     ----------------------------------------------------------
                                                   12/31/2003      12/31/2003      9/30/2003        6/30/2003      3/31/2003
                                                   ----------      ----------      ----------      ----------      ----------
REVENUES
Oil and Gas Sales and Royalties                    $  106,339      $   20,036      $   26,667      $   26,716      $   32,920

COST AND EXPENSES
Write down to Market Value & Net Realized Loss         59,171          45,835           8,422           4,914
Oil and Gas Operations                                 27,731           6,283           5,005           8,119           8,324
Depreciation, Depletion and Amortization               28,762               1           7,780           8,668          12,313
                                                   ----------      ----------      ----------      ----------      ----------
                                                      115,664          52,119          21,207          21,701          20,637
                                                   ----------      ----------      ----------      ----------      ----------
INCOME (LOSS) BEFORE INCOME TAXES                      (9,325)        (32,083)          5,460           5,015          12,283

INCOME TAX PROVISION (BENEFIT)
Current                                                37,219           7,013          24,152           1,755           4,299
Deferred                                              (40,482)        (18,242)        (22,241)
                                                   ----------      ----------      ----------      ----------      ----------
                                                       (3,264)        (11,229)          1,911           1,755           4,299
                                                   ----------      ----------      ----------      ----------      ----------

NET INCOME (LOSS)                                  $   (6,061)     $  (20,854)     $    3,549      $    3,260      $    7,984
                                                   ==========      ==========      ==========      ==========      ==========

KEY STATISTICS:
  Daily Production
    Liquids (Bbl)                                       4,106           2,772           4,091           4,724           4,859
    Natural Gas (Mcf)                                  32,823          30,757          34,396          32,834          33,318

  Average Realized Price
    Liquids ($/Bbl)                                $    27.71      $    27.89      $    28.11      $    25.39      $    29.56
    Natural Gas ($/Mcf)                            $     5.41      $     4.57      $     5.08      $     5.29      $     6.67

--------------------------------------------------------------------------------



                                                                                       Three Months Ended
                                                  Year to Date     ----------------------------------------------------------
                                                   12/31/2002      12/31/2003      9/30/2003        6/30/2003      3/31/2003
                                                   ----------      ----------      ----------      ----------      ----------
REVENUES
Oil and Gas Sales and Royalties                    $   91,576      $   23,760      $   23,764      $   24,460      $   19,592

COST AND EXPENSES
Write down to Market Value & Net Realized Loss
Oil and Gas Operations                                 28,468           7,209           7,542           6,206           7,511
Depreciation, Depletion and Amortization               48,405           9,537          11,636          12,193          15,039
                                                   ----------      ----------      ----------      ----------      ----------
                                                       76,873          16,746          19,178          18,399          22,550
                                                   ----------      ----------      ----------      ----------      ----------
INCOME (LOSS) BEFORE INCOME TAXES                      14,703           7,014           4,586           6,061          (2,958)

INCOME TAX PROVISION (BENEFIT)
Current                                                 5,146           2,455           1,605           2,121          (1,035)
Deferred
                                                   ----------      ----------      ----------      ----------      ----------
                                                        5,146           2,455           1,605           2,121          (1,035)
                                                   ----------      ----------      ----------      ----------      ----------

NET INCOME (LOSS)                                  $    9,557      $    4,559      $    2,981      $    3,940      $   (1,923)
                                                   ==========      ==========      ==========      ==========      ==========

KEY STATISTICS:
  Daily Production
    Liquids (Bbl)                                       4,923           4,818           5,052           4,913           4,909
    Natural Gas (Mcf)                                  46,615          38,829          44,122          48,320          55,401

  Average Realized Price

    Liquids ($/Bbl)                                $    22.57      $    26.91      $    24.15      $    21.29      $    17.88
    Natural Gas ($/Mcf)                            $     3.00      $     3.31      $     3.09      $     3.40      $     2.35

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
                       DETERMINATION OF NON-GAAP MEASURES
                           (UNAUDITED) (IN THOUSANDS)

TABLE 1.

        Reconciliation of Consolidated Net Income to Adjusted Net Income


                                                           Three Months    Twelve Months
                                                              Ended            Ended
                                                            12/31/2003      12/31/2003
                                                           ------------    -------------
Adjusted Net Income*                                       $   35,426      $  148,975
Less After-tax Adjustments to Reconcile:
   Cumulative Effect of Change in Accounting Principle                          5,839
   Impairment of Operating Assets                              20,759          20,759
   Vietnam Write-off                                            5,924           5,924
   Write Down to Market Value & Net Realized Loss              29,793          38,461
                                                           ----------      ----------
Net Income (Loss)                                          $  (21,050)     $   77,992
                                                           ==========      ==========


TABLE 2.

        Reconciliation of Domestic Operating Income to Adjusted Domestic
                                Operating Income



                                                          Three Months
                                                             Ended
                                                           12/31/2003
                                                          ------------
Adjusted Domestic Operating Income*                        $   36,117
Less Pretax Adjustments to Reconcile:
   Impairment of Operating Assets                              31,937
   Write Down to Market Value & Net Realized Loss              45,835
                                                           ----------
Domestic Operating Income (Loss)
   After Discontinued Operations                           $  (41,655)
                                                           ==========


TABLE 3.

   Reconciliation of International Operating Income to Adjusted International
                                Operating Income


                                                          Three Months
                                                              Ended
                                                           12/31/2003
                                                          ------------
Adjusted International Operating Income*                   $   46,329
Less Pretax Adjustments to Reconcile:
   Vietnam Write-off                                           20,218
                                                           ----------
International Operating Income (Loss)                      $   26,111
                                                           ==========


TABLE 4.

     Reconciliation of Other Intl. Operating Income to Adjusted Other Intl.
                                Operating Income


                                                          Three Months
                                                              Ended
                                                           12/31/2003
                                                          ------------
Adjusted Other International Operating Income*            $     8,267
Less Pretax Adjustments to Reconcile:
   Vietnam Write-off                                           20,218
                                                          ------------
Other International Operating Income (Loss)               $   (11,951)
                                                          ===========

TABLE 5.

      Reconciliation of Exploration Expense to Adjusted Exploration Expense


                                                          Three Months
                                                              Ended
                                                           12/31/2003
                                                          ------------
Adjusted Exploration Expense*                             $  128,600
Less Pretax Adjustments to Reconcile:
   Vietnam Write-off                                          20,218
                                                          ----------
Exploration Expense                                       $  148,818
                                                          ==========


* The tables above reconcile various non-GAAP measures to GAAP measures of net income, operating income and exploration expense. While these various measures are not GAAP measures of financial performance, management believes they are good tools for internal use and the investment community in evaluating the company's overall financial performance. Among management, professional research analysts, portfolio managers and investors, adjustments to GAAP measures for special, non-cash charges are typically made to establish a basis to evaluate a company's performance relative to prior periods and their peers.